Exhibit 23.1

[LETTERHEAD OF PETERSON SULLIVAN PLLC]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-40397 and No. 33-44776) of Flow International Corporation of our report dated July 12, 2007, with respect to the financial statements and supplemental schedule of the Flow International Corporation Voluntary Pension and Salary Deferral Plan as of December 31, 2006 and 2005, and for the year ended December 31, 2006, included in this Annual Report on Form 11-K.

/S/ PETERSON SULLIVAN PLLC

Seattle, Washington

July 12, 2007